UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 2, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on February 2, 2007, the Compensation Committee of the Board of Directors of Coinstar, Inc. (the “Company”) approved awards of performance-based restricted stock under the Company’s 1997 Amended and Restated Equity Incentive Plan to the five executive officers named in the 2006 proxy statement who remain employed by the Company (the “Executives”), as follows:

Name	Number of Target Shares
David W. Cole	5,000
Brian V. Turner	2,500
Randall J. Fagundo	500
James C. Blakely	1,000
Alexander C. Camara	1,000

The restricted stock awards are earned only if the Company achieves a specified EBITDA performance goal for 2007. If the minimum specified EBITDA performance goal for 2007 is not achieved, the restricted stock award will be forfeited. An Executive may earn up to 150% of the target number of shares listed above if the maximum specified EBITDA performance goal for 2007 is achieved. The number of shares of restricted stock to be earned by an Executive will depend on the level of achievement of the performance goal. If the restricted stock award is earned, then the shares will begin to vest and no longer be subject to forfeiture in equal annual installments over a three-year period from the date of grant (February 2, 2007), provided the Executive is still employed by the Company. If the Executive terminates from the Company, all earned but unvested shares will be forfeited. The restricted stock awards were made pursuant to the Company’s forms of performance-based restricted stock award agreements attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Award under the 1997 Amended and Restated Equity Incentive Plan for performance-based awards made to the CEO or CFO

10.2	Form of Restricted Stock Award under the 1997 Amended and Restated Equity Incentive Plan for performance-based awards made to plan participants other than the CEO or CFO

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Brian V. Turner
Date: February 6, 2007		Brian V. Turner,
Chief Financial Officer

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